Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-85094 of Dominion Resources, Inc. on Form S-8 of our report dated June 7, 2004, appearing in this Annual Report on Form 11-K/A of the Dominion Transmission and Hope Gas Union Savings Plan for Employees Represented by the United Gas Workers Union, Local 69 - Division II, SEIU, AFL-CIO for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Richmond, Virginia
July 14, 2004